CONTACT:	Tom Marder (301) 380-2553 thomas.marder@marriott.com	NEWS

MARRIOTT INTERNATIONAL REPORTS SOLID FOURTH QUARTER RESULTS

Full Year Highlights:

•	Full year management and franchise fee revenue totaled a record breaking $1.4 billion in 2007, up 17 percent over the prior year;

•

Incentive management fees reached an all-time record $369 million during the year, 31 percent higher than 2006 levels. Over 67 percent of company-operated hotels earned incentive management fees in 2007 compared to 62 percent in 2006. Hotels outside the United States contributed 36 percent of incentive management fees in 2007;

•

Adjusted diluted earnings per share from continuing operations, which excludes the impact of the 2007 second quarter ESOP settlement, totaled $1.89 for 2007, an increase of 15 percent over last year. Diluted earnings per share as reported was $1.75 for the full year;

•

Worldwide systemwide comparable revenue per available room (REVPAR) rose 7.6 percent (6.5 percent using constant dollars). Average Daily Rates increased 7.5 percent (6.4 percent using constant dollars). Occupancy remained strong at 73 percent;

•	In North America, company-operated comparable REVPAR rose 6.2 percent during 2007 and house profit margins increased 160 basis points to near record levels;

•	Over 31,000 rooms opened in 2007, including nearly 7,800 rooms outside the United States. Eighteen percent of total room openings were conversions from competitor brands;

•

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to a record 125,000 rooms compared to 100,000 rooms a year ago and 115,000 rooms in the third quarter of 2007;

•	Marriott repurchased 41 million shares of the company’s common stock in 2007 for nearly $1.8 billion. The company repurchased over $5 billion of the company’s common stock over the past three years.

Exhibit 99

Fourth Quarter Highlights:

•	Fourth quarter 2007 earnings per share from continuing operations totaled $0.62, up 19 percent from the fourth quarter of 2006;

•	Fourth quarter management and franchise fee revenue rose 19 percent over the prior year. Incentive management fees increased 31 percent;

•	Worldwide company-operated comparable REVPAR rose 9.2 percent (7.0 percent using constant dollars) and worldwide company-operated house profit margins increased 130 basis points during the quarter;

•	In North America, company-operated comparable REVPAR increased 6.2 percent and house profit margins rose 140 basis points;

•

Outside North America, company-operated comparable REVPAR increased 15.5 percent (8.5 percent using constant dollars) with double-digit growth in Southeast Asia, Latin America, Europe and the Middle East;

•

Approximately 10,800 rooms opened during the fourth quarter, including over 2,500 rooms converted from competitor brands. Twenty-five percent of rooms opened in the quarter are outside the United States;

•	Marriott repurchased 12 million shares of the company’s common stock for $462 million during the fourth quarter.

BETHESDA, MD – February 14, 2008 – Marriott International, Inc. (NYSE:MAR) today reported diluted earnings per share (EPS) from continuing operations of $0.62 in the fourth quarter of 2007, up 19 percent from the fourth quarter of 2006. Income from continuing operations was $236 million for the quarter, an 8 percent increase over the prior year. The company’s EPS guidance for the 2007 fourth quarter, disclosed on October 4, 2007, totaled $0.61 to $0.63.

Pre-tax charges during the quarter included an approximately $12 million non-cash loan loss reserve related to one property and a $5 million reserve for a leveraged aircraft lease. The fourth quarter results also reflected $13 million in higher legal costs.

J.W. Marriott, Jr., Marriott International’s chairman and chief executive officer, said, “2007 was another terrific year. Significant unit growth, REVPAR gains, and property-level margin improvement combined to deliver record management and franchise fee earnings. We recently

Exhibit 99

celebrated our 3,000th hotel in November, the JW Marriott Beijing, and we introduced two new brands, Edition and Nickelodeon, which position us well for the travelers of the future. With our owners and franchisees, we opened 31,000 rooms during the year and, despite a tight credit market, drove our pipeline of hotels under construction, awaiting conversion or approved for development to a record 125,000 rooms.

“Around the world, customer satisfaction levels rose as our guests enjoyed a record number of newly renovated hotels. We introduced either new lobby or guest room enhancements – and sometimes both – in six of our brands. Our Marriott and Renaissance hotels are rolling out next-generation lobbies throughout our system. Our limited-service brands are also changing, with guest room and lobby enhancements designed to drive guest satisfaction and owner profitability.

“Looking ahead, we’ve never been better positioned to tackle short-term economic challenges nor more optimistic about our long-term prospects. While we’re carefully watching economic trends, our expected unit growth for 2008 is strong, customers love our brands, and owners and franchisees prefer our portfolio more than ever. Almost 40 percent of our full-service hotels, including Ritz-Carlton, are located outside the U.S. and 60 percent of the full-service hotels in our pipeline are outside the U.S.

“Our strategy of managing and franchising hotels under solid, long-term agreements is proven. Over the years, we’ve shown that this business model results in profits that are less volatile than owning properties. And our brands’ strength continues to accelerate unit growth without significant capital investment by us. Marriott’s pre-tax return on invested capital rose to a record 25 percent in 2007.”

In the 2007 fourth quarter (16-week period from September 8, 2007 to December 28, 2007), REVPAR for the company’s comparable worldwide systemwide properties increased 8.1 percent (6.6 percent using constant dollars). Comparable worldwide company-operated properties experienced 9.2 percent (7.0 percent using constant dollars) REVPAR growth over the year ago quarter.

North American REVPAR for the company’s comparable company-operated properties rose 6.2 percent in the fourth quarter of 2007, largely driven by a 5.6 percent increase in rate and a slight

Exhibit 99

increase in occupancy to 70 percent. For the calendar quarter ended December 31, 2007, REVPAR at North American company-operated properties increased 7.0 percent.

Fourth quarter international company-operated comparable REVPAR increased 15.5 percent (8.5 percent using constant dollars), including a 13.9 percent increase in average daily rate (7.0 percent using constant dollars) and a 1.0 percentage point improvement in occupancy to 76.0 percent. Strong international economic growth continues to drive global travel.

In the fourth quarter, Marriott added 70 new properties (10,787 rooms) to its worldwide lodging portfolio, including 12 new hotels (2,697 rooms) outside the United States. Worldwide, 13 properties (2,832 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed about 3,000 properties and timeshare resorts for a total of over 535,000 rooms.

MARRIOTT REVENUES totaled $4.1 billion in the fourth quarter, an 8 percent increase from the same period in 2006. Base management and franchise fees rose 15 percent to $339 million as a result of REVPAR improvement and unit expansion. In addition, base management fees reflected $4 million in proceeds from business interruption insurance. Incentive management fees rose 31 percent to $126 million, driven by strong REVPAR, higher property-level house profit margins and $9 million of business interruption insurance proceeds. A record 600 company-operated hotels earned incentive management fees in the 2007 fourth quarter, including 165 properties outside the United States. Incentive management fees from North American Full-Service hotels rose 35 percent in the quarter while incentive management fees from North American Limited-Service properties rose 59 percent over the prior year.

Strong room rates, moderating utility costs, and improved productivity drove margins during the quarter. Worldwide company-operated comparable house profit margins increased 130 basis points. House profit margins for comparable North American company-operated properties grew 140 basis points and house profit per available room increased nearly 10 percent.

Owned, leased, corporate housing and other revenue, net of direct expenses, increased 25 percent in the fourth quarter, to $65 million, primarily driven by higher profits at owned and leased

Exhibit 99

properties including strong results at the Ritz-Carlton hotels in St. Thomas and Tokyo and the Renaissance Jaragua Hotel in the Dominican Republic.

Timeshare sales and services revenue increased 2 percent in the 2007 fourth quarter on strong services and financing revenue offset by lower development revenue. Strong revenue in the 2006 quarter reflected several projects reaching reportability thresholds. In the 2007 quarter, timeshare sales and services revenue, net of direct expenses, declined 5 percent. Gain on the sale of timeshare notes totaled $36 million in the fourth quarter of 2007 and $37 million in the year ago quarter. In the guidance provided in October 2007, the company stated that it expected fourth quarter timeshare sales and services revenue, net of direct expenses, to decline 14 to 17 percent. Stronger than expected results reflected favorable marketing and selling costs and higher financing profits.

Timeshare segment results reflect timeshare sales and services revenue, net of direct expenses, as well as base fees, equity earnings, minority interest and general and administrative expenses associated with the timeshare business. Timeshare segment results increased 16 percent reflecting strong equity earnings from the Kapalua joint venture in Hawaii and lower timeshare general and administrative spending.

Although fourth quarter timeshare and fractional prices rose nearly 6 percent, timeshare contract sales declined 26 percent to $366 million. The 2006 quarter benefited from a $150 million surge in residential and fractional contract sales in Hawaii when a new project received final government approval. Compared to prior guidance, fourth quarter 2007 contract sales reflected lower than expected volume at projects in the Western United States and Florida, somewhat offset by stronger sales in Asia.

GENERAL, ADMINISTRATIVE and OTHER expenses for the fourth quarter totaled $250 million, a 5 percent increase compared to the prior year, reflecting $13 million in higher legal costs.

GAINS AND OTHER INCOME totaled $20 million and included $10 million of gains on the sale of real estate, an $8 million gain from the sale of a stock investment and $2 million of preferred returns from joint venture investments and other income. The prior year’s fourth

Exhibit 99

quarter gains totaled $21 million and included $12 million from the sale of an interest in a joint venture, $5 million of gains from the sale of real estate, and $4 million of preferred returns from joint venture investments and other income.

INTEREST EXPENSE, net of INTEREST INCOME, increased $21 million to $45 million, primarily due to higher interest rates and higher average borrowings, including $400 million of senior debt issued during the 2007 fourth quarter.

The provision for loan losses totaled $17 million in the fourth quarter reflecting a $12 million reserve for a loan at one property and a $5 million reserve for an aircraft leveraged lease.

EQUITY IN EARNINGS (LOSSES) reflects Marriott’s share of income or losses in equity joint venture investments. The $5 million increase in equity in earnings was primarily driven by improved results at a timeshare joint venture project in Kapalua, Hawaii.

DISCONTINUED OPERATIONS

Production of synthetic fuel ceased in the fourth quarter. Therefore, financial results for that business are shown as discontinued operations for 2006 and 2007. The estimated phase-out for 2007 tax credits was 71 percent due to higher average oil prices for the year. This increase in estimated phase-out for the full year offset income from synthetic fuel operations recorded in the first three quarters of 2007.

FULL YEAR 2007 RESULTS

For the full year 2007, adjusted income from continuing operations totaled $751 million, an increase of 5 percent, and adjusted diluted earnings per share from continuing operations was $1.89, an increase of 15 percent. Adjusted income from continuing operations and adjusted diluted earnings per share exclude the impact of the 2007 second quarter settlement agreement with the Internal Revenue Service and the Department of Labor relating to the company’s leveraged Employee Stock Ownership Plan. As reported, diluted earnings per share was $1.75.

MARRIOTT REVENUES totaled $13 billion in 2007, an 8 percent increase from 2006. Total fees in 2007 were $1,428 million, an increase of 17 percent over the prior year, reflecting unit,

Exhibit 99

REVPAR and incentive management fee growth. Worldwide company-operated comparable property-level margins rose 150 basis points during 2007, approaching record levels and driving incentive management fees higher. In 2006, the company recognized base management fees of $5 million and incentive management fees of $10 million that were based on prior period results but not earned and due until 2006. In 2007, incentive management fees included $17 million that were based on prior period results but not earned and due until 2007. In addition, in 2007 Marriott recognized incentive management fees of $13 million and base management fees of $6 million related to business interruption insurance proceeds.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $178 million in 2007 compared to $183 million in 2006. Results were impacted by fewer owned hotels and lower termination fees during 2007, partially offset by higher affinity card revenue and branding fees. Termination fees totaled $19 million in 2007 compared to $26 million in 2006.

Timeshare sales and services revenue increased 11 percent to $1,747 million in 2007 on strong development, services and financing revenue. Timeshare sales and services revenue, net of direct expenses, totaled $350 million in 2007 and exceeded February 2007 guidance of $320 million to $330 million. Stronger than expected performance reflected strong demand at resorts in Maui, Las Vegas and Frenchmen’s Cove, which achieved reportability thresholds during the year, as well as higher than expected financing income. Timeshare segment revenue and segment results increased 12 percent and 9 percent, respectively, during 2007.

Timeshare contract sales in 2007 declined 14 percent to $1,401 million. Results in 2006 benefited from $287 million of residential contract sales, largely at project launches in Hawaii and San Francisco. In contrast, 2007 residential contract sales totaled $49 million.

GENERAL, ADMINISTRATIVE and OTHER expenses in 2007 included $35 million of expenses associated with the ESOP tax settlement.

GAINS AND OTHER INCOME totaled $97 million in 2007 and included gains of $39 million from the sale of real estate, $12 million of gains associated with the forgiveness of debt, an $18 million gain from the sale of a stock investment, $13 million of gains on the sale of the

Exhibit 99

company’s interests in five joint ventures and $15 million of preferred returns from several joint venture investments and other income. Prior year gains of $74 million in 2006 included gains of $26 million from the sale of real estate, $2 million of gains from the sale or refinancing of real estate loans, $15 million of preferred returns from several joint venture investments, $25 million from the redemption of preferred stock in a joint venture and $43 million of gains on the sale of the company’s interests in six joint ventures. These 2006 gains were partially offset by a $37 million non-cash charge to adjust the carrying amount of a straight-line rent receivable associated with a land lease that has been sold.

INTEREST EXPENSE, net of INTEREST INCOME, increased $71 million primarily due to higher average borrowings in 2007 compared to 2006, including the issuance of $750 million of senior debt, and higher interest rates.

EQUITY IN EARNINGS increased $12 million, to $15 million, largely due to improved results at the timeshare joint venture project in Kapalua and the reopening of a hotel in Mexico following Hurricane Wilma in 2005.

BALANCE SHEET

At year-end 2007, total debt was $2,965 million and cash balances totaled $332 million, compared to $1,833 million in total debt and $191 million of cash at year-end 2006.

The company repurchased 41 million shares of common stock in 2007 at a cost of nearly $1.8 billion. The remaining share repurchase authorization as of year-end 2007 totaled 33 million shares.

OUTLOOK

The company expects worldwide systemwide comparable REVPAR and North American company-operated comparable REVPAR to increase 3 to 5 percent in 2008. Assuming only modest increases in North American house profit margins and roughly 30,000 new room openings, the company expects total fee revenue for the full year of approximately $1,490 million to $1,520 million, an increase of 4 to 6 percent. Adjusting 2007 fees for receipt of business interruption proceeds of $19 million, $17 million of incentive fees based on prior

Exhibit 99

periods’ results and relicensing fees about $10 million higher than those anticipated in 2008 due to fewer expected transactions, total fee growth is expected to be 8 to 10 percent over 2007.

The company expects timeshare sales and services revenue, net of expenses, to decline 6 to 10 percent in 2008 reflecting projects near sellout and startup costs associated with new projects beginning sales. Timeshare contract sales are expected to increase 15 to 20 percent as four new projects begin sales in 2008. Timeshare segment results are expected to total $300 million to $315 million in 2008, roughly flat with 2007.

Based upon the above assumptions, the company expects 2008 EPS to total $2.00 to $2.10.

For the first quarter of 2008, the company expects worldwide systemwide comparable REVPAR to increase 3 to 5 percent and North American company-operated comparable REVPAR to increase 2 to 4 percent. Comparable worldwide house profit margins are expected to be flat. Expected first quarter results reflect the impact of the timing of the Easter holiday and the December 29, 2007 start of Marriott’s 2008 fiscal first quarter.

In the first quarter, the company expects timeshare sales and services revenue, net of direct expenses, to total $7 million to $12 million reflecting start up costs at new projects and tough comparisons to the 2007 quarter. In the year ago quarter, a significant amount of contract sales associated with a Hawaiian project became financially reportable. First quarter contract sales are expected to be flat to up 5 percent.

Based upon the above assumptions, the company expects EPS for the 2008 first quarter to total $0.32 to $0.36.

Exhibit 99

	First Quarter 2008	Full Year 2008

Total fee revenue	$310 million to $315 million	$1,490 million to $1,520 million

Owned, leased, corporate housing and other revenue, net of direct expenses	$35 million to $40 million	$170 million to $180 million

Timeshare sales and services revenue, net of direct expenses[1]	$7 million to $12 million	$315 million to $330 million

General, administrative and other expenses	$160 million to $170 million	$775 million to $785 million

Operating income	$182 million to $207 million	$1,190 million to $1,255 million

Gains and other income	Approx $5 million	Approx $30 million

Net interest expense[2]	Approx $30 million	Approx $155 million

Equity in earnings (losses)	Approx $20 million	Approx $55 million

After-tax minority interest	Approx $3 million	Approx $6 million

Earnings per share	$0.32 to $0.36	$2.00 to $2.10

Tax rate	35.5 percent	35.5 percent

[1]	Includes an estimated $90 million of timeshare note sale gains for full year 2008
[2]	Net of interest income

The company expects investment spending in 2008 to total approximately $1.1 billion to $1.2 billion, including $60 million for maintenance capital spending, $525 million to $575 million for capital expenditures and acquisitions, $175 million to $200 million for timeshare development, $15 million to $25 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees, and $275 million to $290 million in equity and other investments (including timeshare equity investments).

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 14, 2008 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent Investor News” tab and click on the quarterly conference call link. A replay will be available at that same website until February 14, 2009. The webcast will also be available as a podcast from the same site.

The telephone dial-in number for the conference call is 719-325-4770. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, February 14, 2008 until 8 p.m. ET, Thursday, February 21, 2008. To access the replay, call 719-457-0820. The reservation number for the recording is 7280416.

Exhibit 99

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends; statements concerning the number of lodging properties we expect to add in the future; our expected share repurchases and investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the duration and extent of growth in the economy and the lodging industry; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent annual or quarterly report on Form 10-K or 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with about 3,000 lodging properties in the United States and 67 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, Horizons, The Ritz-Carlton Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Washington, D.C., and had approximately 151,000 employees at 2007 year-end. It is ranked as the lodging industry’s most admired company and one of the best places to work by FORTUNE®. The company is also a 2006 U.S. Environmental Protection Agency (EPA) ENERGY STAR® Partner. In fiscal year 2007, Marriott International, Inc. reported sales from continuing operations of $13 billion. For more information or reservations, please visit our Web site at www.marriott.com.

IRPR#1

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(in millions, except per share amounts)

	Sixteen Weeks Ended		Percent Better/ (Worse)
	December 28, 2007	December 29, 2006
REVENUES
Base management fees	$203	$173	17
Franchise fees	136	121	12
Incentive management fees	126	96	31
Owned, leased, corporate housing and other revenue [1]	416	354	18
Timeshare sales and services [2]	536	526	2
Cost reimbursements [3]	2,672	2,528	6

Total Revenues	4,089	3,798	8

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	351	302	(16)
Timeshare - direct	410	393	(4)
Reimbursed costs	2,672	2,528	(6)
General, administrative and other [5]	250	237	(5)

Total Expenses	3,683	3,460	(6)

OPERATING INCOME	406	338	20

Gains and other income [6]	20	21	(5)
Interest expense	(57)	(38)	(50)
Interest income	12	14	(14)
(Provision for) reversal of loan losses	(17)	—	*
Equity in earnings (losses) [7]	6	1	500

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	370	336	10
Provision for income taxes	(134)	(116)	(16)
Minority interest	—	(1)	100

INCOME FROM CONTINUING OPERATIONS	236	219	8
Discontinued operations - Synthetic Fuel, net of tax [8]	(60)	1	(6,100)

NET INCOME	$176	$220	(20)

EARNINGS PER SHARE - Basic
Earnings from continuing operations	$0.65	$0.56	16
Losses from discontinued operations	(0.17)	—	*

Earnings per share	$0.48	$0.56	(14)

EARNINGS PER SHARE - Diluted
Earnings from continuing operations	$0.62	$0.52	19
Losses from discontinued operations	(0.16)	—	*

Earnings per share	$0.46	$0.52	(12)

Basic Shares	363.6	394.8
Diluted Shares	383.1	419.9

*	Percent can not be calculated.
[1]	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]

Timeshare sales and services includes total timeshare revenue except for base fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.

[3]	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]

Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5]	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]

Gains and other income includes net gains on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), gains on the sale of joint ventures, and income from cost method joint ventures.

[7]	Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[8]	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(in millions, except per share amounts)

	Fifty-Two Weeks Ended		Percent Better/ (Worse)
	December 28, 2007	December 29, 2006
REVENUES
Base management fees	$620	$553	12
Franchise fees	439	390	13
Incentive management fees	369	281	31
Owned, leased, corporate housing and other revenue [1]	1,240	1,119	11
Timeshare sales and services [2]	1,747	1,577	11
Cost reimbursements [3]	8,575	8,075	6

Total Revenues	12,990	11,995	8

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	1,062	936	(13)
Timeshare - direct	1,397	1,220	(15)
Reimbursed costs	8,575	8,075	(6)
General, administrative and other [5]	768	677	(13)

Total Expenses	11,802	10,908	(8)

OPERATING INCOME	1,188	1,087	9

Gains and other income [6]	97	74	31
Interest expense	(184)	(124)	(48)
Interest income	38	49	(22)
(Provision for) reversal of loan losses	(17)	3	(667)
Equity in earnings (losses) [7]	15	3	400

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	1,137	1,092	4
Provision for income taxes	(441)	(380)	(16)
Minority interest	1	—	*

INCOME FROM CONTINUING OPERATIONS	697	712	(2)

Discontinued operations - Synthetic Fuel, net of tax [8]	(1)	5	(120)

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	696	717	(3)

Cumulative effect of change in accounting principle, net of tax [9]	—	(109)	100

NET INCOME	$696	$608	14

EARNINGS PER SHARE - Basic
Earnings from continuing operations	$1.85	$1.76	5
Earnings from discontinued operations	—	0.01	(100)
Losses from cumulative effect of change in accounting principle	—	(0.27)	100

Earnings per share	$1.85	$1.50	23

EARNINGS PER SHARE - Diluted
Earnings from continuing operations	$1.75	$1.65	6
Earnings from discontinued operations	—	0.01	(100)
Losses from cumulative effect of change in accounting principle	—	(0.25)	100

Earnings per share	$1.75	$1.41	24

Basic Shares	376.1	404.1
Diluted Shares	397.3	430.2

*	Percent can not be calculated.
[1]	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]

Timeshare sales and services includes total timeshare revenue except for base fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.

[3]	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]

Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5]	General, administrative and other expenses include the overhead costs allocated to our segments and our corporate overhead costs and general expenses.
[6]

Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), gains and losses on the sale of joint ventures, and income from cost method joint ventures.

[7]	Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[8]	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
[9]

Cumulative effect of change in accounting principle, net of tax is associated with the adoption, in the 2006 first quarter, of Statement of Position 04-2, “Accounting for Real Estate Time-sharing Transactions” which was issued by the American Institute of Certified Public Accountants.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Sixteen Weeks Ended		Percent Better/ (Worse)
	December 28, 2007	December 29, 2006
REVENUES

North American Full - Service	$1,709	$1,586	8
North American Limited - Service	657	618	6
International	538	478	13
Luxury	528	450	17
Timeshare	627	644	(3)

Total segment revenues [1]	4,059	3,776	7
Other unallocated corporate	30	22	36

Total	$4,089	$3,798	8

INCOME FROM CONTINUING OPERATIONS

North American Full - Service	$154	$141	9
North American Limited - Service	124	109	14
International	105	77	36
Luxury	28	19	47
Timeshare	116	100	16

Total segment financial results [1]	527	446	18
Other unallocated corporate	(95)	(87)	(9)
Interest income, provision for loan losses and interest expense	(62)	(24)	(158)
Income taxes	(134)	(116)	(16)

Total	$236	$219	8

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Fifty-Two Weeks Ended		Percent Better/ (Worse)
	December 28, 2007	December 29, 2006
REVENUES

North American Full-Service	$5,476	$5,196	5
North American Limited-Service	2,198	2,060	7
International	1,594	1,411	13
Luxury	1,576	1,423	11
Timeshare	2,065	1,840	12

Total segment revenues [1]	12,909	11,930	8
Other unallocated corporate	81	65	25

Total	$12,990	$11,995	8

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$478	$455	5
North American Limited-Service	461	380	21
International	271	237	14
Luxury	72	63	14
Timeshare	306	280	9

Total segment financial results [1]	1,588	1,415	12
Other unallocated corporate	(287)	(251)	(14)
Interest income, provision for loan losses and interest expense	(163)	(72)	(126)
Income taxes	(441)	(380)	(16)

Total	$697	$712	(2)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products [1]
	Number of Properties			Number of Rooms/Suites
Brand	December 28, 2007	December 29, 2006	vs. December 29, 2006	December 28, 2007	December 29, 2006	vs. December 29, 2006
Domestic Full-Service
Marriott Hotels & Resorts	342	340	2	136,348	136,097	251
Renaissance Hotels & Resorts	71	65	6	26,117	25,106	1,011
Domestic Limited-Service
Courtyard	693	650	43	96,759	91,226	5,533
Fairfield Inn	529	513	16	46,930	46,030	900
SpringHill Suites	176	152	24	20,445	17,684	2,761
Residence Inn	528	494	34	62,805	58,973	3,832
TownePlace Suites	141	123	18	14,122	12,368	1,754
International
Marriott Hotels & Resorts	178	179	(1)	52,196	51,307	889
Renaissance Hotels & Resorts	70	71	(1)	22,817	23,120	(303)
Courtyard	74	83	(9)	14,021	14,300	(279)
Fairfield Inn	8	5	3	947	559	388
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	17	1	2,611	2,313	298
Marriott Executive Apartments	18	18	—	2,905	3,027	(122)
Ramada	2	2	—	332	332	—
Luxury
The Ritz-Carlton—Domestic	36	35	1	11,627	11,616	11
The Ritz-Carlton—International	32	25	7	9,591	7,790	1,801
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	17	—	17	1,707	—	1,707
The Ritz-Carlton Services Apartments	2	—	2	387	—	387
Timeshare [2]
Marriott Vacation Club	46	45	1	10,896	10,512	384
The Ritz-Carlton Club—Fractional	7	5	2	388	398	(10)
The Ritz-Carlton Club—Residential	3	2	1	144	148	(4)
Grand Residences by Marriott—Fractional	2	2	—	248	248	—
Grand Residences by Marriott—Residential	1	1	—	65	65	—
Horizons by Marriott Vacation Club	2	2	—	444	372	72

Sub Total Timeshare	61	57	4	12,185	11,743	442

Total	2,999	2,832	167	535,093	513,832	21,261

Number of Timeshare Interval, Fractional and Residential Resorts [2]
	Total [3]	In Active Sales
100% Company-Developed
Marriott Vacation Club	45	24
The Ritz-Carlton Club and Residences	6	4
Grand Residences by Marriott and Residences	3	3
Horizons by Marriott Vacation Club	2	2
Joint Ventures
Marriott Vacation Club	1	1
The Ritz-Carlton Club and Residences	4	4

Total	61	38

[1]	Total Lodging Products excludes the 2,156 and 2,046 corporate housing rental units as of December 28, 2007 and December 29, 2006, respectively.
[2]	Includes products in active sales which may not be ready for occupancy.
[3]	Includes resorts that are in active sales and those that are sold out. Residential properties are captured once they possess a certificate of occupancy.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated International Properties [1]

	Four Months Ended December 31, 2007 and December 31, 2006
	REVPAR		Occupancy			Average Daily Rate
Region	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Caribbean & Latin America	$124.79	14.2%	74.8%	3.7	% pts.	$166.81	8.6%
Continental Europe	$145.74	10.1%	76.9%	1.0	% pts.	$189.57	8.7%
United Kingdom	$167.23	5.2%	78.1%	-1.4	% pts.	$214.00	7.1%
Middle East & Africa	$104.19	15.1%	72.2%	5.7	% pts.	$144.39	6.0%
Asia Pacific [2]	$121.60	6.1%	76.2%	-0.2	% pts.	$159.51	6.5%

Regional Composite [3]	$136.77	8.4%	76.5%	0.9	% pts.	$178.87	7.1%

International Luxury [4]	$211.48	9.3%	72.0%	2.5	% pts.	$293.69	5.5%

Total International [5]	$144.54	8.5%	76.0%	1.0	% pts.	$190.18	7.0%

Worldwide [6]	$123.72	7.0%	71.7%	0.6	% pts.	$172.43	6.1%

Comparable Systemwide International Properties [1]

	Four Months Ended December 31, 2007 and December 31, 2006
	REVPAR		Occupancy			Average Daily Rate
Region	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Caribbean & Latin America	$112.41	12.4%	73.5%	3.4	% pts.	$152.88	7.2%
Continental Europe	$141.52	9.3%	75.4%	2.2	% pts.	$187.76	6.1%
United Kingdom	$164.37	4.9%	77.9%	-1.2	% pts.	$210.97	6.5%
Middle East & Africa	$102.10	15.5%	71.6%	5.7	% pts.	$142.63	6.3%
Asia Pacific [2]	$122.65	5.2%	76.4%	-0.5	% pts.	$160.54	5.9%

Regional Composite [3]	$132.92	7.7%	75.8%	1.2	% pts.	$175.47	6.0%

International Luxury [4]	$211.48	9.3%	72.0%	2.5	% pts.	$293.69	5.5%

Total International [5]	$139.63	7.9%	75.4%	1.3	% pts.	$185.11	6.0%

Worldwide [6]	$103.51	6.6%	70.8%	0.2	% pts.	$146.29	6.3%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for September through December. Excludes North America (except for Worldwide).

[2]	Does not include Hawaii.
[3]	Regional information includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard properties. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the four calendar months ended December 31, 2007 and December 31, 2006, and North American statistics for the sixteen weeks ended December 28, 2007 and December 29, 2006. Includes Marriott Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Renaissance Hotels & Resorts, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn and SpringHill Suites properties.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated International Properties [1]

	Twelve Months Ended December 31, 2007 and December 31, 2006
	REVPAR		Occupancy			Average Daily Rate
Region	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Caribbean & Latin America	$128.25	12.7%	76.5%	2.4	% pts.	$167.56	9.2%
Continental Europe	$129.34	7.7%	74.4%	1.3	% pts.	$173.92	5.8%
United Kingdom	$158.08	5.2%	77.8%	0.1	% pts.	$203.27	5.2%
Middle East & Africa	$99.57	16.8%	73.3%	4.8	% pts.	$135.74	9.1%
Asia Pacific [2]	$111.15	7.8%	75.2%	-0.8	% pts.	$147.79	8.9%

Regional Composite [3]	$127.44	8.2%	75.7%	0.8	% pts.	$168.30	7.0%

International Luxury [4]	$212.54	12.2%	72.7%	4.0	% pts.	$292.24	6.1%

Total International [5]	$136.29	8.9%	75.4%	1.2	% pts.	$180.73	7.2%

Worldwide [6]	$121.34	7.0%	73.5%	0.5	% pts.	$165.19	6.2%

Comparable Systemwide International Properties [1]

	Twelve Months Ended December 31, 2007 and December 31, 2006
	REVPAR		Occupancy			Average Daily Rate
Region	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Caribbean & Latin America	$117.20	11.7%	74.8%	2.8	% pts.	$156.76	7.5%
Continental Europe	$126.01	7.3%	72.0%	1.2	% pts.	$174.93	5.4%
United Kingdom	$155.27	5.1%	77.4%	0.3	% pts.	$200.65	4.7%
Middle East & Africa	$96.95	17.0%	72.4%	4.9	% pts.	$133.98	9.0%
Asia Pacific [2]	$111.92	7.0%	75.3%	-0.5	% pts.	$148.67	7.7%

Regional Composite [3]	$123.78	7.8%	74.6%	1.0	% pts.	$166.03	6.3%

International Luxury [4]	$212.54	12.2%	72.7%	4.0	% pts.	$292.24	6.1%

Total International [5]	$131.36	8.4%	74.4%	1.3	% pts.	$176.57	6.6%

Worldwide [6]	$103.19	6.5%	72.9%	0.1	% pts.	$141.60	6.4%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for January through December. Excludes North America (except for Worldwide).

[2]	Does not include Hawaii.
[3]	Regional information includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard properties. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the twelve calendar months ended December 31, 2007 and December 31, 2006, and North American statistics for the fifty-two weeks ended December 28, 2007 and December 29, 2006. Includes Marriott Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Renaissance Hotels & Resorts, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn and SpringHill Suites properties.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated North American Properties

	Sixteen Weeks Ended December 28, 2007 and December 29, 2006
	REVPAR		Occupancy			Average Daily Rate
Brand	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Marriott Hotels & Resorts	$128.23	6.1%	70.0%	0.1	% pts.	$183.31	5.9%
Renaissance Hotels & Resorts	$123.40	7.9%	70.0%	1.2	% pts.	$176.29	6.1%
Composite North American Full-Service [1]	$127.47	6.4%	70.0%	0.3	% pts.	$182.20	5.9%
The Ritz-Carlton [2]	$232.62	7.0%	68.7%	-0.1	% pts.	$338.59	7.1%
Composite North American Full-Service & Luxury [3]	$138.26	6.5%	69.8%	0.3	% pts.	$197.99	6.1%
Residence Inn	$93.60	5.1%	75.0%	0.8	% pts.	$124.83	4.0%
Courtyard	$88.19	5.4%	68.0%	0.1	% pts.	$129.65	5.3%
TownePlace Suites	$60.95	8.5%	71.5%	1.3	% pts.	$85.30	6.5%
SpringHill Suites	$75.40	6.8%	70.0%	2.2	% pts.	$107.65	3.5%
Composite North American Limited-Service [4]	$87.08	5.6%	70.2%	0.5	% pts.	$124.11	4.9%
Composite—All [5]	$115.07	6.2%	70.0%	0.4	% pts.	$164.43	5.6%

Comparable Systemwide North American Properties

	Sixteen Weeks Ended December 28, 2007 and December 29, 2006
	REVPAR		Occupancy			Average Daily Rate
Brand	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Marriott Hotels & Resorts	$112.62	6.3%	68.0%	0.0	% pts.	$165.66	6.3%
Renaissance Hotels & Resorts	$112.37	6.2%	69.3%	0.0	% pts.	$162.07	6.3%
Composite North American Full-Service [1]	$112.58	6.3%	68.2%	0.0	% pts.	$165.11	6.3%
The Ritz-Carlton [2]	$232.62	7.0%	68.7%	-0.1	% pts.	$338.59	7.1%
Composite North American Full-Service & Luxury [3]	$119.87	6.4%	68.2%	0.0	% pts.	$175.72	6.4%
Residence Inn	$92.85	5.6%	75.6%	0.0	% pts.	$122.88	5.6%
Courtyard	$87.62	6.3%	69.7%	0.4	% pts.	$125.71	5.7%
Fairfield Inn	$59.30	6.8%	67.0%	-0.1	% pts.	$88.50	6.9%
TownePlace Suites	$61.13	4.9%	70.5%	-1.3	% pts.	$86.76	6.8%
SpringHill Suites	$74.22	5.3%	69.9%	-0.9	% pts.	$106.22	6.7%
Composite North American Limited-Service [4]	$80.81	6.0%	70.7%	0.0	% pts.	$114.22	6.0%
Composite—All [5]	$95.89	6.2%	69.8%	0.0	% pts.	$137.43	6.2%

[1]	Includes Marriott Hotels & Resorts and Renaissance Hotels & Resorts properties.
[2]	Statistics for Ritz-Carlton properties are for September through December.
[3]	Includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Ritz-Carlton properties.
[4]	Includes Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites properties.
[5]	Includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites properties.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated North American Properties

	Fifty-two Weeks Ended December 28, 2007 and December 29, 2006
	REVPAR		Occupancy			Average Daily Rate
Brand	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Marriott Hotels & Resorts	$127.43	6.9%	72.6%	1.0	% pts.	$175.41	5.4%
Renaissance Hotels & Resorts	$124.17	5.9%	73.1%	0.4	% pts.	$169.93	5.4%
Composite North American Full-Service [1]	$126.92	6.8%	72.7%	0.9	% pts.	$174.54	5.4%
The Ritz-Carlton [2]	$239.67	7.5%	72.3%	0.1	% pts.	$331.48	7.3%
Composite North American Full-Service & Luxury [3]	$137.66	6.9%	72.7%	0.8	% pts.	$189.41	5.7%
Residence Inn	$96.53	3.9%	77.7%	-0.5	% pts.	$124.24	4.6%
Courtyard	$89.69	4.9%	70.4%	-0.4	% pts.	$127.34	5.6%
TownePlace Suites	$63.56	7.2%	74.2%	-1.1	% pts.	$85.65	8.9%
SpringHill Suites	$78.27	5.0%	72.6%	0.6	% pts.	$107.86	4.2%
Composite North American Limited-Service [4]	$89.18	4.8%	72.7%	-0.4	% pts.	$122.63	5.4%
Composite—All [5]	$115.60	6.2%	72.7%	0.3	% pts.	$159.01	5.8%

Comparable Systemwide North American Properties

	Fifty-two Weeks Ended December 28, 2007 and December 29, 2006
	REVPAR		Occupancy			Average Daily Rate
Brand	2007	vs. 2006	2007	vs. 2006		2007	vs. 2006
Marriott Hotels & Resorts	$113.66	6.4%	70.8%	0.6	% pts.	$160.61	5.5%
Renaissance Hotels & Resorts	$112.96	5.1%	71.8%	-0.4	% pts.	$157.29	5.8%
Composite North American Full-Service [1]	$113.56	6.2%	70.9%	0.5	% pts.	$160.10	5.5%
The Ritz-Carlton [2]	$239.67	7.5%	72.3%	0.1	% pts.	$331.48	7.3%
Composite North American Full-Service & Luxury [3]	$120.65	6.4%	71.0%	0.4	% pts.	$169.92	5.7%
Residence Inn	$95.80	5.1%	78.2%	-0.8	% pts.	$122.44	6.1%
Courtyard	$89.53	5.6%	72.1%	-0.2	% pts.	$124.12	5.9%
Fairfield Inn	$62.17	6.7%	70.5%	-0.3	% pts.	$88.19	7.2%
TownePlace Suites	$63.89	5.0%	73.5%	-2.4	% pts.	$86.93	8.4%
SpringHill Suites	$77.97	5.7%	73.2%	-0.6	% pts.	$106.49	6.5%
Composite North American Limited-Service [4]	$83.37	5.6%	73.6%	-0.5	% pts.	$113.34	6.3%
Composite—All [5]	$97.70	6.0%	72.6%	-0.2	% pts.	$134.62	6.2%

[1]	Includes Marriott Hotels & Resorts and Renaissance Hotels & Resorts properties.
[2]	Statistics for Ritz-Carlton properties are for January through December.
[3]	Includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Ritz-Carlton properties.
[4]	Includes Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites properties.
[5]	Includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites properties.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

Segment Results
	Sixteen Weeks Ended		Percent Better / (Worse)
	December 28, 2007	December 29, 2006
Base fees revenue	$13	$10	30
Timeshare sales and services revenue, net of direct expense	126	133	(5)
Joint venture equity income (loss)	6	(3)	300
General, administrative and other expense	(29)	(40)	28

Segment results	$116	$100	16

Sales and Services Revenue
	Sixteen Weeks Ended		Percent Better / (Worse)
	December 28, 2007	December 29, 2006
Development	$362	$378	(4)
Services	90	79	14
Financing	75	67	12
Other revenue	9	2	350

Sales and services revenue	$536	$526	2

Contract Sales[1]
	Sixteen Weeks Ended		Percent Better / (Worse)
	December 28, 2007	December 29, 2006
Company:
Timeshare	$344	$314	10
Fractional	17	10	70
Residential	(15)	—	*

Total company	346	324	7
Joint ventures:
Timeshare	10	10	—
Fractional	8	46	(83)
Residential	2	116	(98)

Total joint ventures	20	172	(88)

Total contract sales, including joint ventures	$366	$496	(26)

*	Percent can not be calculated.

[1] -

Timeshare contract sales represent gross sales of timeshare, fractional, and residential products from both our wholly-owned and joint venture projects, before the adjustment for percentage-of-completion accounting.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

Segment Results
	Fifty-Two Weeks Ended		Percent Better / (Worse)
	December 28, 2007	December 29, 2006
Base fees revenue	$43	$34	26
Timeshare sales and services revenue, net of direct expense	350	357	(2)
Joint venture equity income (loss)	10	(2)	600
Minority interest	1	—	*
General, administrative and other expense	(98)	(109)	10

Segment results	$306	$280	9

Sales and Services Revenue
	Fifty-Two Weeks Ended		Percent Better / (Worse)
	December 28, 2007	December 29, 2006
Development	$1,208	$1,112	9
Services	315	286	10
Financing	195	171	14
Other revenue	29	8	263

Sales and services revenue	$1,747	$1,577	11

Contract Sales[1]
	Fifty-Two Weeks Ended		Percent Better / (Worse)
	December 28, 2007	December 29, 2006
Company:
Timeshare	$1,221	$1,207	1
Fractional	44	42	5
Residential	(9)	5	(280)

Total company	1,256	1,254	—
Joint ventures:
Timeshare	33	28	18
Fractional	54	68	(21)
Residential	58	282	(79)

Total joint ventures	145	378	(62)

Total contract sales, including joint ventures	$1,401	$1,632	(14)

*	Percent can not be calculated.

[1] -

Timeshare contract sales represent gross sales of timeshare, fractional, and residential products from both our wholly-owned and joint venture projects, before the adjustment for percentage-of-completion accounting.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable GAAP measures to the non-GAAP measures (identified by a double asterisk on the following pages) that we refer to in our press release and related conference call. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

ESOP Settlement Charge. Management evaluates non-GAAP measures that exclude the charge associated with the 2007 settlement of issues raised during the IRS’ and Department of Labor’s examination of the employee stock ownership plan (“ESOP”) feature of our Employees’ Profit Sharing, Retirement and Savings Plan and Trust, including adjusted earnings per share and adjusted earnings before interest, taxes, depreciation and amortization, because these measures allow for period-over-period comparisons relative to our on-going operations before material charges. Additionally, these non-GAAP measures facilitate management’s comparison of our results relative to on-going operations before material charges with that of other lodging companies. The settlement resulted in an after-tax charge of $54 million in the second quarter 2007 reflecting $35 million of excise taxes (impacting General, Administrative, and Other Expenses), $13 million of interest expense on those excise taxes and $6 million of income tax expense primarily reflecting additional interest.

Earnings Before Interest and Taxes. Earnings before interest and taxes (EBIT) reflects earnings excluding the impact of interest expense and tax expense. EBIT is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies.

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (EBITDA) reflects EBIT excluding the impact of depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. In addition to the items previously noted that are excluded in calculating EBIT, EBITDA further excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. Our management also evaluates adjusted EBITDA which excludes the synthetic fuel business for 2007 and 2006, as well as the $35 million charge in 2007 for excise taxes associated with the ESOP settlement. The synthetic fuel operations, discontinued in 2007, are not related to our core business, which is lodging. Accordingly, our management evaluates non-GAAP measures which exclude the impact of the synthetic fuel business because those measures allow for period-over-period comparisons of our on-going core lodging operations. In addition, these non-GAAP measures facilitate management’s comparison of our results with the results of other lodging companies. Our management excludes the excise taxes associated with the ESOP settlement for the reasons noted above in the “ESOP Settlement Charge” caption.

Return on Invested Capital. Return on Invested Capital (“ROIC”) is calculated as EBIT divided by average capital investment. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate this metric because it measures how effectively we use the money invested in our lodging operations. The calculation of EBIT adds back to income from continuing operations: 1) the provision for income taxes; 2) interest expense; and 3) timeshare interest representing previously capitalized interest that is a component of product cost. The calculation of invested capital adds back to total assets cumulative goodwill amortization to be consistent with the calculation for earlier years. Beginning with 2002, we stopped amortizing goodwill in conjunction with the adoption of FAS No. 142, “Goodwill and Other Intangible Assets.” The calculation of invested capital deducts from total assets: 1) current liabilities as they will be satisfied in the short term; 2) assets associated with discontinued operations net of liabilities because the ROIC metric we analyze is related to our core lodging business (continuing operations); 3) deferred tax assets net of liabilities because the numerator of the calculation is a pre-tax number; and 4) timeshare capitalized interest because the numerator of the calculation is a pre-interest expense number.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude the Second Quarter 2007 ESOP Settlement

(in millions, except per share amounts)

	Fiscal Year 2007
	As Reported	ESOP Impact	Excluding ESOP**1
Operating income (loss)	$1,188	$(35)	$1,223
Gains and other income (expense)	97	—	97
Interest income, provision for loan losses and interest expense	(163)	(13)	(150)
Equity in earnings (losses)	15	—	15

Income (losses) from continuing operations before income taxes and minority interest	1,137	(48)	1,185
Provision for income taxes	(441)	(6)	(435)
Minority interest	1	—	1

Income (loss) from continuing operations	$697	$(54)	$751

Diluted shares	397.3	397.3	397.3
Earnings per share—diluted	$1.75	$(0.14)	$1.89

**	Denotes non-GAAP financial measures.

[1]

We refer to earnings per share excluding the ESOP impact as adjusted earnings per share, and we refer to income from continuing operations excluding the ESOP impact as adjusted income from continuing operations.

Exhibit 99

Marriott International, Inc.

Non-GAAP Financial Measure Reconciliation

Return on Invested Capital

($ in millions)

The reconciliation of income from continuing operations to earnings before income taxes and interest expense is as follows:

	Fiscal Year 2007
Income from continuing operations	$697
Add:
Provision for income taxes	441
Interest expense	184
Timeshare interest [1]	24

Earnings before income taxes and interest expense **	$1,346

The reconciliation of assets to invested capital is as follows:
	Fiscal Year 2007	Fiscal Year 2006
Assets	$8,942	$8,588
Add:
Cumulative goodwill amortization	128	128
Current liabilities—discontinued operations	13	55
Less:
Current liabilities, net of current portion of long-term debt	(2,701)	(2,507)
Assets—discontinued operations	(53)	(91)
Deferred tax assets, net	(863)	(865)
Timeshare capitalized interest	(19)	(19)

Invested capital **	$5,447	$5,289

Average capital investment ** [2]	$5,368

Return on invested capital **	25%

**	Denotes a non-GAAP financial measure.

[1]	Timeshare interest represents previously capitalized interest that is a component of product cost.
[2]	Calculated as "Invested capital" for the current year and prior year, divided by two.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

($ in millions)

	Fiscal Year 2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$182	$207	$131	$176	$696
Interest expense	33	52	42	57	184
Tax provision	14	42	52	207	315
Depreciation and amortization	46	45	43	63	197
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(4)	(6)	(18)
Interest expense from unconsolidated joint ventures	5	5	8	6	24
Depreciation and amortization from unconsolidated joint ventures	6	7	6	9	28

EBITDA**	$282	$354	$278	$512	$1,426

ESOP Settlement—Excise Tax	—	35	—	—	35
Discontinued operations adjustment (synthetic fuel)	52	52	30	(15)	119

Adjusted EBITDA**	$334	$441	$308	$497	$1,580

Increase over 2006 Adjusted EBITDA	3%	21%	3%	14%	11%

The following items make up the discontinued operations (synthetic fuel)
Pre-tax Synthetic Fuel operating losses (income)	$54	$54	$32	$(13)	$127
Synthetic Fuel depreciation	(2)	(2)	(2)	(2)	(8)

EBITDA adjustment for discontinued operations (synthetic fuel)	$52	$52	$30	$(15)	$119

	Fiscal Year 2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$61	$186	$141	$220	$608
Cumulative effect of change in accounting principle	173	—	—	—	173
Interest expense	27	30	29	38	124
Tax provision	56	85	82	63	286
Tax benefit from cumulative effect of change in accounting principle	(64)	—	—	—	(64)
Depreciation and amortization	40	42	44	62	188
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(4)	(6)	(18)
Interest expense from unconsolidated joint ventures	5	6	5	7	23
Depreciation and amortization from unconsolidated joint ventures	6	7	7	9	29

EBITDA**	$300	$352	$304	$393	$1,349

Discontinued operations adjustment (synthetic fuel)	24	11	(4)	44	75

Adjusted EBITDA**	$324	$363	$300	$437	$1,424

The following items make up the discontinued operations (synthetic fuel)
Pre-tax Synthetic Fuel operating losses (income)	$31	$13	$(2)	$53	$95
Pre-tax minority interest—Synthetic Fuel	(5)	—	—	(1)	(6)
Synthetic Fuel depreciation	(2)	(2)	(2)	(8)	(14)

EBITDA adjustment for discontinued operations (synthetic fuel)	$24	$11	$(4)	$44	$75

**	Denotes non-GAAP financial measures.

Exhibit 99